                                                                     EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT

                                                    Shares          % of
          Company             Organization        Outstanding     Ownership
          -------             ------------        -----------     ---------

        EIP Capital           Delaware                70           100%
        Corporation           Corporation
        -----------           -----------         -----------    ----------
        EIP Associates        Delaware Limited        N/A         100%(1)
        L.P.                  Partnership
        --------------        ----------------    -----------    ----------
        Polaris Industries    Delaware Limited       N/A          100%(2)
        Partners L.P.         Partnership
        --------------        ----------------    -----------    ----------
        Polaris Real          Delaware               1,000        100%(3)
        Estate Corporation    Corporation
        of Iowa, Inc.
        --------------        ----------------    -----------    ----------
        Polaris Real          Delaware               1,000        100%(4)
        Estate Corporation    Corporation
        --------------        ----------------    -----------    ----------
        Polaris Acceptance    Minnesota                1           100%
        Inc.                  Corporation
        --------------        ----------------    -----------    ----------
        Polaris Industries    Barbados               1,000         100%
        Export Ltd.           Corporation
        --------------        ----------------    -----------    ----------
        Polaris Industries    Manitoba                101         100%(6)
        Inc. (5)              Corporation
        --------------        ----------------    -----------    ----------


             (1) The Company and EIP Capital Corporation are the only partners in EIP Associates L.P.

             (2) The Company, EIP Capital Corporation and EIP Associates L.P. are the only partners in Polaris Industries Partners L.P.

             (3), (4), and (6) Owned 100% by Polaris Industries Partners
                  L.P.

             (5) Articles of Amendment are being prepared to effect a name change.